AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment is made on April 9, 2024, to the Global Custody Agreement date June 22. 2020, as amended from time to time (the “Agreement”), between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and each of the investment companies listed on Annex B to the Agreement, on behalf of itself and of each series or portfolio listed under its name on Annex B, as applicable, severally and not jointly (each, a “Fund”).

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan was appointed to provide certain custody services to each Fund;

WHEREAS, the parties desire to amend the Agreement to revise its Annex B to (a) add MainStay MacKay Arizona Muni Fund, MainStay MacKay Colorado Muni Fund, MainStay MacKay Oregon Muni Fund and MainStay MacKay Utah Muni Fund as new Funds under the Agreement, and (b) remove MainStay Defensive ETF Allocation Fund and MainStay ESG Multi-Asset Allocation Fund;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby acknowledge and agree as follows:

1. CCertain Definitions Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. AAmendments:

Annex B of the Agreement is hereby deleted in its entirety and replaced with Annex B attached hereto.

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York’s principles regarding conflict of laws.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the date first written above.

THE MAINSTAY FUNDS (on behalf of each of its relevant Funds as set forth in Annex B hereto)		JPMORGAN CHASE BANK, N.A.

By:	/s/ Kirk C. Lehneis	By:	/s/ Chris Egan
Name:	Kirk C. Lehneis	Name:	Chris Egan
Title:	President	Title:	Vice President
Date:	April 9, 2024	Date:	April 9, 2024

THE MAINSTAY FUNDS (on behalf of each of its relevant Funds as set forth in Annex B hereto)		MAINSTAY DEFINEDTERM MUNICIPAL OPPORTUNITIES FUND

By:	/s/ Kirk C. Lehneis	By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis	Name:	Kirk C. Lehneis
Title:	President	Title:	President
Date:	April 9, 2024	Date:	April 9, 2024

MAINSTAY VP FUNDS TRUST (on behalf of each of its relevant Funds as set forth in Annex B hereto)		MAINSTAY CBRE GLOBAL INFRASTRUCTURE FUND

By:	/s/ Kirk C. Lehneis	By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis	Name:	Kirk C. Lehneis
Title:	President	Title:	President
Date:	April 9, 2024	Date:	April 9, 2024

MAINSTAY MACKAY MUNICIPAL INCOME OPPORTUNITIES FUND

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President
Date:	April 9, 2024

Global Custody Agreement

Annex B

(List of Customers/Funds)

*Denotes Fund added or changed by this Amendment.

The MainStay Funds

MainStay Candriam Emerging Markets Debt Fund MainStay Income Builder Fund
MainStay WMC Enduring Capital Fund
MainStay MacKay Convertible Fund
MainStay MacKay High Yield Corporate Bond Fund
MainStay MacKay U.S. Infrastructure Bond Fund MainStay MacKay Tax Free Bond Fund
MainStay MacKay Strategic Bond Fund
MainStay WMC Value Fund
MainStay Money Market Fund
MainStay Winslow Large Cap Growth Fund

MainStay Funds Trust

MainStay Balanced Fund
MainStay Candriam Emerging Markets Equity Fund
MainStay Conservative Allocation Fund
MainStay Epoch Capital Growth Fund
MainStay Epoch Global Equity Yield Fund
MainStay Epoch International Choice Fund
MainStay Epoch U.S. Equity Yield Fund
MainStay Floating Rate Fund
MainStay Growth Allocation Fund
MainStay MacKay California Tax Free Opportunities Fund
MainStay WMC Growth Fund
MainStay MacKay High Yield Municipal Bond Fund
MainStay WMC International Research Equity Fund
MainStay MacKay New York Tax Free Opportunities Fund
MainStay S&P 500 Index Fund
MainStay MacKay Short Duration High Yield Fund
MainStay WMC Small Companies Fund
MainStay MacKay Total Return Bond Fund
MainStay Moderate Allocation Fund
MainStay Equity Allocation Fund
MainStay Short Term Bond Fund
MainStay U.S. Government Liquidity Fund
MainStay Cushing MLP Premier Fund
MainStay CBRE Global Infrastructure Fund
MainStay CBRE Real Estate Fund
MainStay MacKay Strategic Municipal Allocation Fund
MainStay MacKay Short Term Municipal Fund
MainStay Conservative ETF Allocation Fund
MainStay Moderate ETF Allocation Fund
MainStay Growth ETF Allocation Fund
MainStay Equity ETF Allocation Fund

MainStay Fiera SMID Growth Fund
MainStay PineStone International Equity Fund
MainStay PineStone U.S. Equity Fund
MainStay PineStone Global Equity Fund
MainStay MacKay Arizona Muni Fund*
MainStay MacKay Colorado Muni Fund*
MainStay MacKay Oregon Muni Fund*
MainStay MacKay Utah Muni Fund*

MainStay VP Funds Trust

MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio
MainStay VP CBRE Global Infrastructure Portfolio
MainStay VP Conservative Allocation Portfolio
MainStay VP Candriam Emerging Markets Equity Portfolio
MainStay VP Epoch U.S. Equity Yield Portfolio
MainStay VP Fidelity Institutional AM® Utilities Portfolio
MainStay VP Floating Rate Portfolio
MainStay VP Growth Allocation Portfolio
MainStay VP Income Builder Portfolio
MainStay VP Indexed Bond Portfolio
MainStay VP IQ Hedge Multi-Strategy Portfolio
MainStay VP Janus Henderson Balanced Portfolio
MainStay VP Wellington U.S. Equity Portfolio
MainStay VP MacKay Convertible Portfolio
MainStay VP MacKay Government Portfolio
MainStay VP Wellington Growth Portfolio
MainStay VP MacKay High Yield Corporate Bond Portfolio
MainStay VP PineStone International Equity Portfolio
MainStay VP Wellington Mid Cap Portfolio
MainStay VP S&P 500 Index Portfolio
MainStay VP Wellington Small Cap Portfolio
MainStay VP MacKay Strategic Bond Portfolio
MainStay VP Natural Resources Portfolio
MainStay VP Moderate Allocation Portfolio
MainStay VP Equity Allocation Portfolio
MainStay VP PIMCO Real Return Portfolio MainStay VP Small Cap Growth Portfolio
MainStay VP American Century Sustainable Equity Portfolio
MainStay VP U.S. Government Money Market Portfolio
MainStay VP Winslow Large Cap Growth Portfolio

MainStay MacKay DefinedTerm Municipal Opportunities Fund
MainStay MacKay DefinedTerm Municipal Opportunities Fund (closed end fund)

MainStay CBRE Global Infrastructure Megatrends Term Fund (new name effective June 30, 2023)

MainStay CBRE Global Infrastructure Megatrends Term Fund (closed end fund)

MainStay MacKay Municipal Income Opportunities Fund